                                  SCHEDULE 14a
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant                     [X]
Filed by a party other than the registrant  [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               SEAMED CORPORATION

                (Name of Registrant as specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

[ ] Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount previously paid:

         (2)  Form, Schedule or Registration Statement No.:

         (3)  Filing Party:

         (4)  Date Filed:

                               SEAMED CORPORATION
                          14500 NORTHEAST 87TH STREET
                         REDMOND, WASHINGTON 98052-3431
                           TELEPHONE: (425) 867-1818

                                                              September 30, 1998

Dear SeaMED Shareholder:

     You are cordially invited to attend the 1998 Annual Meeting of Shareholders of SeaMED Corporation, which is to be held on Thursday, November 5, 1998, at 10:00 a.m., at the Company's facilities located at 21621 30th Ave. S.E., Bothell, Washington 98021.

     At the meeting, we will report to you on current business conditions and recent developments at SeaMED. Members of the Board of Directors and our executive officers will be present to discuss the affairs of SeaMED with you.

     The Company has enclosed with this letter a notice of annual meeting of shareholders, a proxy statement, and a copy of its 1998 Annual Report for the fiscal year ended June 30, 1998.

     It is important that your shares be represented and voted at the Annual Meeting, regardless of the size of your holdings. Accordingly, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope to ensure your shares will be represented. If you do attend the Annual Meeting, you may, of course, withdraw your proxy should you wish to vote in person.

     On behalf of the Board of Directors and management of SeaMED, I would like to thank you for choosing to invest in our Company. We are very excited about the future opportunities of the Company and are looking forward to the Annual Meeting after fiscal year 1998's record growth.

                                          Sincerely,

                                          /s/ W. ROBERT BERG
                                          -----------------------------------
                                          W. Robert Berg
                                          President, Chief Executive Officer and
                                          Director

                               SEAMED CORPORATION
                          14500 NORTHEAST 87TH STREET
                         REDMOND, WASHINGTON 98052-3431
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                NOVEMBER 5, 1998
                            ------------------------

     The Annual Meeting of Shareholders of SeaMED Corporation, a Washington corporation (the "Company"), is to be held on Thursday, November 5, 1998, at 10:00 a.m. (the "Annual Meeting"), at the Company's facilities located at 21621 30th Ave. S.E., Bothell, Washington 98021, for the purpose of:

          (1) Electing two (2) directors to serve until the 2001 annual meeting of Shareholders and until their successors are duly elected and qualified;

          (2) Approving the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending June 30, 1999; and

          (3) Transacting such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on September 25, 1998, as the record date for the determination of Shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ MARK R. BEATTY
                                          ----------------------------------
                                          Mark R. Beatty
                                          Secretary

September 30, 1998

     The Company's 1998 Annual Report for the fiscal year ended June 30, 1998 is enclosed. The 1998 Annual Report contains financial and other information about the Company, but is not incorporated into the Proxy Statement and is not deemed to be a part of the proxy soliciting material.

EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. SHAREHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

                               SEAMED CORPORATION
                          14500 NORTHEAST 87TH STREET
                         REDMOND, WASHINGTON 98052-3431
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 5, 1998

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SeaMED Corporation, a Washington corporation (the "Company"), of proxies to be used at the annual meeting of shareholders of the Company to be held on November 5, 1998 (the "Annual Meeting"). This Proxy Statement and the related proxy card are being mailed to holders of the Company's common stock, no par value (the "Common Stock"), commencing on or about October 8, 1998.

     If the enclosed proxy card is executed and returned, the shares represented by it will be voted and will be voted as directed on all matters properly coming before the Annual Meeting for a vote. Returning your completed proxy will not prevent you from voting in person at the Annual Meeting should you be present and desire to do so. In addition, the proxy may be revoked at any time prior to its exercise either by giving written notice to the Company or by submission of a later-dated proxy.

     Shareholders of record of the Company's Common Stock at the close of business on September 25, 1998, are entitled to vote at the Annual Meeting. On September 25, 1998, the Company had outstanding 5,468,978 shares of Common Stock. A list of the Company's shareholders will be open to the examination of any shareholders, for any purpose germane to the meeting, at the Company's headquarters for a period of ten days prior to the meeting. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to shareholders. At the Annual Meeting, inspectors of election shall determine the presence of a quorum and shall tabulate the results of the shareholders' voting. The holders of a majority of the total number of outstanding shares of Common Stock entitled to vote must be present in person or by proxy to constitute the necessary quorum for any business to be transacted at the Annual Meeting. In accordance with the Washington Business Corporation Act (the "Act"), properly executed proxies marked "abstain" as well as proxies held in street name by brokers that are not voted on all proposals to come before the Annual Meeting ("broker non-votes"), will be considered "present" for the purposes of determining whether a quorum has been achieved at the Annual Meeting.

     The nominees for director receiving the greatest number of votes cast at the Annual Meeting in person or by proxy shall be elected. Consequently, any shares of Common Stock present in person or by proxy at the Annual Meeting but not voted for any reason have no impact in the election of directors. Shareholders have no right to cumulative voting as to any matter, including the election of directors.

     The shares represented by all valid proxies received will be voted in the manner specified on the proxies. Where specific choices are not indicated on a valid proxy, the shares represented by such proxies received will be voted (i) for the nominees for director named in this Proxy Statement; (ii) for approval of the appointment of Ernst & Young LLP as independent certified public accountants; and (iii) in accordance with the best judgment of the persons named in the enclosed proxy, or their substitutes, for any other matters which properly come before the Annual Meeting or any adjournment or postponement thereof.

     The Company's fiscal year consists of the 52/53-week period that ends on the Thursday nearest to June 30. For convenience of presentation, all fiscal periods in this proxy statement are shown as ending on a calendar month-end.

                                  PROPOSAL 1.

                             ELECTION OF DIRECTORS

     The Board of Directors is currently comprised of a total of seven directors. At the 1997 annual shareholders meeting, the shareholders of the Company approved an amendment to the Company's articles of incorporation which divided the seven directors into three separate classes for the purpose of staggering future director elections. Pursuant to such amendment, two of the directors were placed in the "first class," two in the "second class" and three in the "third class." All seven directors were elected at the 1997 annual shareholders meeting but, as a result of the amendment to the articles of incorporation, only the two directors in the first class are up for election at this year's Annual Meeting. Following their election, these two first class directors will each serve a term of office which will expire at the third annual meeting after their election (2001), at which time a total of two directors will again be elected to serve three-year terms. The two directors who were placed in the second class following the 1997 annual shareholders meeting will be up for election at the 1999 annual shareholders meeting and, like the first class directors, will serve until the third annual shareholders meeting after their election, at which time two director positions will be filled for three-year terms. Similarly, the three third class directors will be up for election at the 2000 annual shareholders meeting and will also serve until the third annual shareholders meeting following their election, at which time three board seats will be open for election to three-year terms. In this manner, all subsequent director elections will be staggered so that the terms of no more than two or three directors will expire at any single annual shareholders meeting.

     The names, ages and positions with the Company of the current nominees for director and of the directors who are not up for election at the Annual Meeting are listed below.

                                          TERM
                 NAME                    EXPIRES    AGE                     POSITION
                 ----                    -------    ---                     --------
DIRECTOR NOMINEES:
  Richard Wohns, M.D. .................   2001(1)   47     Nominee for Director
  Edgar F. Rampy.......................   2001(1)   59     Vice President, Treasurer, Chief Financial
                                                           Officer and Director
OTHER DIRECTORS:
  William H. Gates, Sr. ...............   1999      72     Director
  Richard O. Martin, Ph.D. ............   1999      58     Director(2)
  R. Scott Asen........................   2000      54     Chairman of the Board(2)(3)
  W. Robert Berg.......................   2000      55     President, Chief Executive Officer and
                                                           Director
  Stephen J. Clearman..................   2000      47     Director(2)

---------------
(1) Expiration date following election at the Annual Meeting.

(2) Member of Stock Option and Compensation Committee.

(3) Member of Audit Committee.

NOMINEES FOR DIRECTOR (TERM EXPIRING IN 2001)

     The Board of Directors has nominated and recommends for election as director the two nominees set forth below.

     Richard Wohns, M.D. is a board certified neurosurgeon who has maintained a private practice in neurosurgery in Tacoma and Puyallup, Washington since 1983. Dr. Wohns has served as a director and Vice President of Business Development of UltraImage LLC since September 15, 1998 and as Vice President of Neurosurgical Consultants of Washington, Inc., PS since 1997. Dr. Wohns is currently Chief Consultant of Ambulatory MicroNeuroSurgery Consultants, LLC, which he founded in 1997 to develop an innovative outpatient spine surgery program. Dr. Wohns has held the position of Associate Clinical Professor of Neurological Surgery at the University of Washington since 1995 and has served as a director of the Institute of High Altitude Medicine since 1986. Dr. Wohns was Medical Director of the Neuro Unit of St. Joseph Hospital from 1990-1992 and of the Ultima Thule Everest Expedition in 1984.

     Edgar F. Rampy has been Vice President, Treasurer and Chief Financial Officer of the Company since 1990 and a director of the Company since 1997. In 1990, Mr. Rampy served as Chief Financial Officer of Quantum Medical Systems and assisted in its sale to Siemens Corporation. From 1987 to 1989, Mr. Rampy was Chief Operating Officer of Carver Corporation and, from 1979 to 1987, Chief Financial Officer of Data I/O Corporation. He became a Certified Public Accountant in 1967.

     There are no family relationships between or among the nominees for director of the Company.

     If any nominee becomes unavailable for any reason or should a vacancy occur before the election (which events are not anticipated), the persons named on the enclosed proxy card may substitute another person as a nominee or may add or reduce the number of nominees to such extent as they shall deem advisable.

OTHER DIRECTORS

     William H. Gates, Sr. has been a director of the Company since 1996. From 1983 to 1995, Mr. Gates was the Company's Secretary. From 1964 until 1998, Mr. Gates was a partner in the law firm Preston Gates & Ellis LLP and its predecessors, counsel to the Company.

     Richard O. Martin, Ph.D. has been a director of the Company since October 1995. Since 1991, Dr. Martin has been the Chief Executive Officer and a director of Physio-Control International Corporation. Dr. Martin also is a director of Maxxim Medical, Inc., Encore Orthopedic, Inc., and CardioDynamics, Inc.

     R. Scott Asen has been a director of the Company since 1978 and its Chairman of the Board since 1992. Since 1983, Mr. Asen has been President of Asen & Co., Inc., an investment management firm. Mr. Asen has been manager-member of Pioneer III-A LLC and Pioneer III-B LLC (and general partner of their predecessor), venture capital investment funds which were significant shareholders of the Company, since 1981 and 1984, respectively. Mr. Asen also is a director of Davox Corporation and Barringer Laboratories, Inc.

     W. Robert Berg has been President, Chief Executive Officer and a director of the Company since 1988. Mr. Berg was the Company's Vice President, Operations from 1985 to 1988. Mr. Berg has been involved in the management of high-technology companies for the last 27 years. Mr. Berg also is a director of the Washington State Biomedical and Biotechnology Association and the Washington State Technology Alliance.

     Stephen J. Clearman has been a director of the Company since 1984. Since 1984, Mr. Clearman has been a principal of Geocapital Partners, a venture capital fund that he cofounded and which was a significant shareholder of the Company, and has formed three other venture capital partnerships. Mr. Clearman also is a director of MemberWorks Inc., Expert Software, Inc. and World Access, Inc.

COMPENSATION OF DIRECTORS

     The Company's Bylaws permit the Board of Directors to set compensation of directors. During fiscal year 1998 the Board of Directors adopted a director compensation policy which allows the Board of Directors to grant stock options to non-employee directors upon their election and qualification to the Board of Directors. Pursuant to such policy, the Board of Directors may grant an option to purchase up to 22,500 shares of Common Stock of the Company to a non-employee director upon each election to a three-year term on the Board of Directors, which option shall vest at the rate of one-third upon each of the first, second and third anniversaries of the grant date. At present, other than participation in the foregoing stock option policy and reimbursement for expenses incurred in attending meetings of the Board of Directors and committees of the Board of Directors, directors do not receive any compensation. Directors who are employees of the Company do not receive compensation for their service as director.

COMMITTEES AND DIRECTORS' MEETINGS

     The Board of Directors has two standing committees: the Audit Committee and the Stock Option and Compensation Committee (the "Compensation Committee").

     The Audit Committee is composed of two directors, neither of whom is a current employee of the Company (one position on the Audit Committee will be vacated upon the retirement of Richard E.

Engebrecht from the Board of Directors), and is authorized to make recommendations to the Board of Directors regarding the independent auditors to be nominated for election by the shareholders and to review the independence of such auditors, approve the scope of the annual audit activities of the independent auditors, approve the audit fee payable to the independent auditors and review the audit results. The Audit Committee met twice in fiscal year 1998.

     The Compensation Committee is composed of three directors, none of whom is a current employee of the Company, and is authorized to provide a general review of the Company's compensation and benefit plans to ensure that they meet corporate objectives. In addition, the Compensation Committee reviews and approves the Chief Executive Officer's recommendation on (i) compensation of all officers of the Company and (ii) adopting and changing major Company compensation policies and practices. The Compensation Committee met once in fiscal year 1998.

     The Board of Directors held four meetings during the Company's preceding fiscal year. All of the directors attended 75% or more of the aggregate of the number of meetings of the Board of Directors during their terms and the number of meetings held by committees of the Board of Directors on which they served.

     The Company does not have a nominating committee. The entire Board of Directors currently is responsible for filling vacancies on the Board as they occur and recommending candidates for election as Directors at the annual meetings of shareholders. The Board will consider individuals recommended for nominations by shareholders of the Company.

EXECUTIVE OFFICERS

     The names, ages and positions of the executive officers of the Company as of August 31, 1998, are listed below.

                NAME                     AGE                      POSITION
                ----                     ---                      --------
W. Robert Berg.......................    55     President, Chief Executive Officer and
                                                Director
Donald Rich..........................    47     Senior Vice President, Operations
Bengt Svensson.......................    54     Senior Vice President, Project Office
Gene Gerrard.........................    44     Vice President, Human Resources
S. Erik Hagstrom.....................    43     Vice President, Engineering
Thomas F. Mrowca.....................    49     Vice President, Sales and Marketing
Marcia A. Page.......................    39     Vice President, Quality Assurance and
                                                Regulatory Affairs
Edgar F. Rampy.......................    59     Vice President, Treasurer, Chief Financial
                                                Officer and Director

     Officers are elected annually and serve at the discretion of the Board of Directors. The Company has not entered into employment agreements with any of its executive officers. There are no family relationships between or among any directors or executive officers of the Company. Brief biographies of the Company's executive officers who are not directors or nominees for director are set forth below:

     Donald Rich has been Senior Vice President, Operations of the Company since 1997, and was Vice President, Operations of the Company from 1993 to 1997. From 1989 to 1993, Mr. Rich was employed by Interpoint Corporation, a microelectronics manufacturer, serving as the Director of Quality Assurance from 1991 to 1993, and the Director of Operations from 1989 to 1991.

     Bengt Svensson has been Senior Vice President, Project Office of the Company since February, 1998. Mr. Svensson owned and operated BMS Electronics, AB, a Swedish company, from October, 1997 through September, 1998. From 1985 until 1997 Mr. Svensson was employed by Siemens-Elema in Sweden, where he most recently held the position of Vice President, Quality and Regulatory Affairs. Prior to his tenure at Siemens-Elema, Mr. Svensson was employed by the Company, holding the office of Vice President, Research and Development, from 1983 until 1985.

     Gene Gerrard was appointed Vice President, Human Resources of the Company in August, 1998. From 1996 until August, 1998, Mr. Gerrard served as head of human resources at Milgard Tempering Inc., and from 1991 though 1996 was Vice President of Drake Beam Morin Incorporated, a career counseling and human resources consulting firm.

     S. Erik Hagstrom has been Vice President, Engineering of the Company since 1995. Mr. Hagstrom joined the Company in 1986 as a design engineer, was named a Project Director in 1989 and a Senior Project Director in 1992. Mr. Hagstrom also served as Executive Project Director of the Company from 1995 until February, 1998. From 1984 to 1986, Mr. Hagstrom was an engineer at Biotronik Cardiac Pacing Systems.

     Thomas F. Mrowca has been Vice President, Sales and Marketing of the Company since 1990. From 1976 to 1990, Mr. Mrowca was employed by Physio-Control Corporation, where he held sales and marketing positions and was responsible for research, new product development, new market development, product planning, forecasting and pricing.

     Marcia A. Page has been Vice President, Quality Assurance and Regulatory Affairs of the Company since 1993. From 1989 to 1993, Ms. Page was the Company's Manager of Quality Assurance. Ms. Page is the Past-President and Chairwoman and former co-chair of the Organization of Regulatory and Clinical Associates and is a member of the American Society of Quality Control and the Regulatory Affairs Professionals Society.

RELATIONSHIPS AND RELATED CERTAIN TRANSACTIONS

     On October 11, 1995, W. Robert Berg, the Company's Chief Executive Officer and President, received a $75,000 loan from the Company, the proceeds of which he used to purchase 30,000 shares of Common Stock. The loan is evidenced by an unsecured promissory note that bears interest at the floating minimum statutory rate of interest set by the Internal Revenue Service from time to time. Mr. Berg may prepay principal and interest at any time without penalty; unpaid principal and interest are due on October 11, 2000. As of June 30, 1998, aggregate principal and accrued interest on this loan were approximately $85,000.

     William H. Gates, Sr., a director of the Company, was a partner in the law firm Preston Gates & Ellis LLP, the Company's counsel, during fiscal year 1998.

     Physio-Control International Corporation, a company of which Richard O. Martin, a director of the Company, serves as Chief Executive Officer and a director, has retained the Company to provide engineering and manufacturing services.

     UltraImage LLC, a company for which Richard Wohns, M.D., a nominee for director of the Company, serves as Vice President for Business Development and a director, has signed a letter of intent and is negotiating an agreement to retain the Company to provide engineering and manufacturing services.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's officers, directors and persons who beneficially own more than ten percent of the Company's Common Stock to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten percent beneficial owners also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on copies of such reports furnished to the Company, all of its directors and executive officers made any required filings on a timely basis.

BENEFICIAL OWNERSHIP OF COMMON STOCK

     Except as otherwise noted, the following table sets forth certain information as of August 31, 1998, as to the security ownership of those persons owning of record or known to the Company to be the beneficial owner of more than five percent of the voting securities of the Company and the ownership of equity securities of the Company by (i) each of the directors of the Company, (ii) the director nominees, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all directors and executive officers as a group. All information with respect to beneficial ownership has been furnished by the respective director, director nominee, executive officer or five percent beneficial owner, as the case may be. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their names. Beneficial ownership of the Common Stock has been determined for this purpose in accordance with the applicable rules and regulations promulgated under the Exchange Act.

                                                                    COMMON STOCK
                                                        ------------------------------------
       DIRECTORS, OFFICERS AND 5% SHAREHOLDERS          NUMBER OF SHARES    PERCENT OF CLASS
       ---------------------------------------          ----------------    ----------------
Gilder, Gagnon, Howe & Co. ...........................     1,170,510(1)           21.4%
R. Scott Asen.........................................       670,348(2)           12.3%
James G. Niven........................................       341,224(3)            6.2%
W. Robert Berg........................................       194,088(4)            3.6%
Stephen J. Clearman...................................        35,737                 *
Richard E. Engebrecht.................................        15,167                 *
William H. Gates, Sr. ................................        36,500(5)              *
Richard O. Martin, Ph.D. .............................        13,750(6)              *
Richard Wohns, M.D. ..................................           900                 *
Edgar F. Rampy........................................        42,087(7)              *
Thomas F. Mrowca......................................        46,335(8)              *
S. Erik Hagstrom......................................        30,766(9)              *
Donald Rich...........................................        20,468(10)             *
All directors and executive officers as a group (13
  persons)............................................     1,459,442(11)          26.3%

---------------
  *  Less than one percent.

 (1) The address of Gilder, Gagnon, Howe & Co. ("Gilder") is 1775 Broadway, 26th Floor, New York, NY 10019. Includes 1,015,414 shares of Common Stock held in customer accounts over which partners and/or employees of Gilder have discretionary authority to dispose of or direct the disposition of the shares, 136,536 shares of Common Stock held in accounts owned by the partners of Gilder and their families, and 18,560 shares of Common Stock held in the account of the profit-sharing plan of Gilder.

 (2) The address of Mr. Asen is c/o Asen & Co., Inc., 224 East 49th Street, New York, NY 10017.

 (3) The address of Mr. Niven is c/o Sotheby's, 1334 York Avenue, New York, NY 10021.

 (4) Includes 30,000 shares of Common Stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of August 31, 1998.

 (5) Includes 8,500 shares of Common Stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of August 31, 1998.

 (6) Includes 12,750 shares of Common Stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of August 31, 1998.

 (7) Includes 4,017 shares of Common Stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of August 31, 1998.

 (8) Includes 7,486 shares of Common Stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of August 31, 1998.

 (9) Includes 4,726 shares of Common Stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of August 31, 1998.

(10) Includes 12,122 shares of Common Stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of August 31, 1998.

(11) Includes 89,904 shares of Common Stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of August 31, 1998.

EXECUTIVE COMPENSATION

  Summary Compensation

     The following table sets forth certain information regarding the compensation earned by the Company's Chief Executive Officer and the Company's four other most highly compensated executive officers (the "Named Executive Officers") for the fiscal year ended June 30, 1998.

                                                                            LONG-TERM
                                                                           COMPENSATION
                                                                              AWARDS
                                                                           ------------
                                                                            SECURITIES
                                                    ANNUAL COMPENSATION     UNDERLYING     ALL OTHER
                                                    --------------------     OPTIONS/     COMPENSATION
        NAME AND PRINCIPAL POSITION          YEAR   SALARY($)   BONUS($)    SARS(#)(1)       ($)(2)
        ---------------------------          ----   ---------   --------   ------------   ------------
W. Robert Berg.............................  1998   $265,000    $ 55,868          --         3,200
  President and Chief Executive Officer      1997    219,135     187,492      25,550         3,562
                                             1996    175,000     117,544          --         2,731
Edgar F. Rampy.............................  1998    153,000      22,246       3,509         3,200
  Vice President, Treasurer and              1997    134,538      81,596       4,887         2,337
  Chief Financial Officer                    1996    108,000      36,271       8,867         1,692
Thomas F. Mrowca...........................  1998    153,033      22,250       3,509         3,200
  Vice President, Sales and Marketing        1997    134,538      56,596       4,971         2,243
                                             1996    105,000      35,263       9,714         1,676
Donald Rich................................  1998    160,000      28,304       2,661         3,200
  Senior Vice President, Operations          1997    126,423      42,910      17,310         1,989
                                             1996     99,000      24,936       7,095         1,520
S. Erik Hagstrom...........................  1998    132,730      15,439       2,339         3,174
  Vice President, Engineering                1997    112,115      37,731       3,411         1,857
                                             1996     92,000      23,173      14,104         1,345

---------------
(1) Represents options granted pursuant to the Company's stock option plans.

(2) Represents matching contributions under the Company's 401(k) plan.

  Option Grants

     The following table sets forth certain information regarding stock options granted to the Named Executive Officers during the fiscal year ended June 30, 1998.

                                                                                           POTENTIAL REALIZABLE
                                         OPTION GRANTS DURING FISCAL YEAR 1998               VALUE AT ASSUMED
                                --------------------------------------------------------      ANNUAL RATES OF
                                  NUMBER OF      PERCENT OF                                     STOCK PRICE
                                 SECURITIES     TOTAL OPTIONS                                APPRECIATION FOR
                                 UNDERLYING      GRANTED TO                                   OPTION TERM(2)
                                   OPTIONS      EMPLOYEES IN     EXERCISE     EXPIRATION   ---------------------
             NAME               GRANTED(#)(1)    FISCAL YEAR    PRICE($/SH)      DATE        5%($)      10%($)
             ----               -------------   -------------   -----------   ----------   ---------   ---------
W. Robert Berg................          0              0             N/A            N/A     $     0     $     0
Edgar F. Rampy................      3,509            3.3          16.125       10/30/07      35,585      90,178
Thomas F. Mrowca..............      3,509            3.3          16.125       10/30/07      35,585      90,178
Donald Rich...................      2,661            2.5          16.125       10/30/07      26,985      68,385
S. Erik Hagstrom..............      2,339            2.2          16.125       10/30/07      23,720      60,110

---------------
(1) Represents options granted pursuant to the Company's stock option plans. All options were granted at fair market value at the date of grant. All options vest 50% on the second anniversary of the date of grant, an additional 25% on the third anniversary of the date of grant and an additional 25% on the fourth anniversary of the date of grant.

(2) Represents amounts that may be realized upon exercise of the options immediately prior to expiration of their terms assuming appreciation of 5% and 10% over the option term. The 5% and 10% numbers are calculated based on rules required by the SEC and do not reflect the Company's estimate of future stock price growth. The actual value realized may be greater or less than the potential realizable value set forth.

  Option Values

     The following table sets forth certain information regarding the exercise of stock options during fiscal year 1998 and unexercised stock options held as of June 30, 1998 by the Named Executive Officers.

                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                  OPTIONS AT               IN-THE-MONEY OPTIONS
                                SHARES                        FISCAL YEAR-END(#)         AT FISCAL YEAR-END($)(1)
                              ACQUIRED ON      VALUE      ---------------------------   ---------------------------
            NAME              EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              -----------   -----------   -----------   -------------   -----------   -------------
W. Robert Berg..............    37,002        613,863       30,000         65,550         333,750        467,356
Edgar F. Rampy..............    14,834        232,826        3,600         12,829          44,550         65,603
Thomas F. Mrowca............     9,000        146,025        6,858         13,336          95,513         71,969
Donald Rich.................     8,000        125,500       11,548         23,518         177,777         65,234
S. Erik Hagstrom............     5,066         71,442        2,400         12,802          29,700        104,807

---------------
(1) Based on a fair market value of $17.375 per share as of June 30, 1998, as reported in the Wall Street Journal.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The following report has been submitted by the Compensation Committee of the Board of Directors:

     The Company's executive compensation is determined by the Compensation Committee, which is comprised of three non-employee members of the Board of Directors. Messrs. Asen, Clearman and Martin are members of the Compensation Committee. The philosophy of the Company's executive compensation program is that compensation of executive officers should be directly and materially linked to both the operating performance of the Company and to the interests of shareholders. In implementing this philosophy, the Company's policies integrate annual base compensation with incentive awards based upon the Company's overall performance. Annual cash compensation, together with incentive compensation and grants of stock options, is designed to attract and retain qualified executives and to ensure that such executives have a continuing stake in the long term success of the Company.

     With respect to compensation for Mr. Berg, the Company's CEO, the Board of Directors approved in early 1995 an arrangement intended to provide Mr. Berg with the opportunity to own approximately five percent (5%) of the Company's outstanding shares. The arrangement included granting a series of options totaling 70,000 shares of Common Stock that vest over seven years in which the exercise price ranged from then fair market value to four times then fair market value. In addition, the Compensation Committee offered to allow Mr. Berg to purchase 30,000 shares at then fair market value using the proceeds of a loan from the Company that matures in 2000. Mr. Berg accepted the proposal. The Compensation Committee believes that these arrangements provide assurance that Mr. Berg's personal financial interests and financial commitments are aligned with the interests of all shareholders.

     The Compensation Committee has increased Mr. Berg's annual cash compensation in recent years in recognition of the Company's continued improvements in overall performance, including substantial increases in revenues, profitability, customer contracts, number of employees and related measurements of growth. In addition, the Compensation Committee has authorized cash bonuses for Mr. Berg in recognition of Mr. Berg's achievements and leadership of the Company.

     The Compensation Committee evaluates the compensation of Mr. Berg and other executive officers based on total compensation, including base salary, incentive bonus and stock option grants. In fiscal year 1998 the compensation committee engaged a specialist in executive compensation from Ernst & Young LLP, Seattle, Washington, to complete an analysis of the Company's officer group compensation plans. The specialist's report compared the executive compensation policies of a peer group consisting of 15 - 20 contract and medical device manufacturing companies. As a result of this report, the Compensation Committee has determined to maintain its prior method for calculating cash and stock option incentives and to continue to place increasing emphasis on incentive compensation and to base salaries near the median for comparable companies.

                                          Members of the Compensation Committee

                                          R. Scott Asen, Chairman
                                          Stephen J. Clearman
                                          Richard O. Martin

PERFORMANCE GRAPH

                COMPARISON OF 19 MONTH CUMULATIVE TOTAL RETURN*
                AMONG SEAMED CORPORATION, THE RUSSELL 2000 INDEX
                              AND A PEER GROUP(1)

                                         SEAMED
                                       CORPORATION         PEER GROUP         RUSSELL 2000
11/19/96                                 100.00              100.00              100.00
6/97                                     184.09               137.2              117.77
6/98                                     161.36              147.32              139.87

---------------
 * $100 invested on 11/19/96 in stock or on 10/31/96 in index -- including reinvestment of dividends. Fiscal year ending June 30.

(1) The companies selected to form the Company's industry peer group index are ACT Manufacturing, Benchmark Electronics, CMC Industries, DII Group, Inc., EFTC Corporation, Flextronics International, IEC Electronics, Jabil Circuit, Plexus Corp., SCI Systems, Sigmatron International, Selectron Corporation, XeTel Corporation, Altron Incorporated, Elexsys International and Sanmina Corporation. Total returns are based on market capitalization.

                                  PROPOSAL 2.

                APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors recommends a vote for approval of the appointment of Ernst & Young LLP as the independent auditors of the Company to audit the books and accounts for the Company for fiscal year 1999. During fiscal year 1998, Ernst & Young LLP examined the financial statements of the Company. It is expected that representatives of Ernst & Young LLP will attend the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to answer appropriate questions.

                                 OTHER BUSINESS

     The Board of Directors of the Company is not aware of any other matters that are to be presented at the Annual Meeting, and it has not been advised that any other person will present any other matters for consideration of the meeting. Nevertheless, if other matters should properly come before the Annual Meeting, the shareholders present, or the persons, if any, authorized by a valid proxy to vote on their behalf, shall vote on such matters in accordance with their judgment.

                               VOTING PROCEDURES

     Votes at the Annual Meeting of Shareholders are counted by Inspectors of Election appointed by the Board of Directors. If a quorum is present, the nominees for director receiving the greatest number of votes cast at the Annual Meeting in person or by proxy shall be elected. If a shareholder returns his proxy card and withholds authority to vote for any or all of the nominees, the votes represented by the proxy card will be deemed to be present at the meeting for purposes of determining the presence of a quorum but will not be counted as affirmative votes in favor of such nominee or nominees. Shares in the name of brokers that are not voted on any proposals to come before the Annual Meeting are treated as not present.

        SUBMISSION OF SHAREHOLDERS' PROPOSALS AND ADDITIONAL INFORMATION

     Proposals of shareholders intended to be eligible for inclusion in the Company's proxy statement and proxy card relating to the 1999 annual meeting of shareholders of the Company must be received by the Company on or before the close of business on June 5, 1999. Such proposals should be submitted by certified mail, return receipt requested.

     The Company's Bylaws provide that a shareholder wishing to present a nomination for election of a director or to bring any other matter before an annual meeting of shareholders must give written notice to the Company's Secretary not less than 120 calendar days in advance of the one-year anniversary of the release date of the Company's annual meeting proxy statement for the previous year, unless the upcoming annual meeting date will be more than 30 calendar days different from the previous year's annual meeting date (in which case the shareholder must notify the Company of the nomination or matter within a reasonable time before release of the proxy statement). Any shareholder interested in making such a nomination or proposal should request a copy of the Bylaws provisions from the Chief Financial Officer of the Company.

                      AVAILABILITY OF REPORTS ON FORM 10-K

     The Company will furnish without charge to each person whose proxy is being solicited, upon written request of any such person, a copy of the Annual Report on Form 10-K of the Company for the fiscal year ended June 30, 1998, as filed with the SEC, including the financial statements and schedules thereto. Requests for copies of such Annual Report on Form 10-K should be directed to the Chief Financial Officer, SeaMED Corporation, 14500 Northeast 87th Street, Redmond, Washington 98052.

                                 OTHER MATTERS

     The Company will bear the costs of soliciting proxies from its shareholders. In addition to the use of the mails, proxies will be solicited by ChaseMellon Shareholder Services LLC (the "Proxy Agent") pursuant to an agreement with the Company. The Proxy Agent will provide consultation pertaining to the planning and organization of the solicitation, identification of and coordination with important intermediaries in the solicitation process, dissemination of all proxy materials, and solicitation and collection of proxies using pre-established calling and reporting procedures. The anticipated cost of the proxy solicitation service is $4,500 plus expenses. Depending on the progress of the solicitation, the Company may request additional services from the Proxy Agent based on a per service rate schedule. In addition, proxies may be solicited by the directors, officers and employees of the Company by personal interview, telephone or telegram. Such directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

     The directors know of no other matters which are likely to be brought before the Annual Meeting, but if any such matters properly come before the meeting the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ MARK R. BEATTY
                                          ----------------------------------
                                          Mark R. Beatty
                                          Secretary

September 30, 1998

     IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints R. Scott Asen and W. Robert Berg, and each of them, as proxies, each with full power of substitution, to represent and vote for and on behalf of the undersigned the number of shares of common stock of SeaMED Corporation (the "Company") that the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held on November 5, 1998, and at any adjournment or postponement thereof. The undersigned directs that this Proxy be voted as directed on the reverse side.

     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournment or postponement thereof. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES IN ITEM 1 AND "FOR" ITEM 2.


                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

                                                               Please mark
                                                               your votes as  X
                                                               indicated in
                                                               this example

                             FOR                           WITHHOLD
                         all nominees                      AUTHORITY
                     (except as indicated               (to vote for all
                    to the contrary below)            nominees listed below)

1. Election of Directors:

    Richard Wohns, M.D.
    Edgar F. Rampy

2. Approve the appointment of Ernst & Young LLP as independent certified public accountants.

                    FOR            AGAINST             ABSTAIN

INSTRUCTIONS: To withhold authority to vote for one or more individual nominees, print that nominee's name in the following space:


______________________________________________________________________






                    YOUR VOTE IS IMPORTANT, PLEASE SIGN AND
                        RETURN THIS PROXY CARD PROMPTLY.


Signature __________ Signature, if held jointly __________ Dated: ________, 1998 (Signature(s) must be exactly as name(s) appear on this proxy.) (If signing as attorney, executor, administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, please give your title. When shares are in the names of more than one person, each should sign this Proxy.)

                              FOLD AND DETACH HERE



                               SeaMED CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS
                                NOVEMBER 5, 1998
                                    10:00 AM

                                       AT

                              21621 - 30th Ave. SE
                               Bothell, WA 98021

                 Directions from Sea-Tac International Airport

o  Take I-405 North to Exit #26 which reads "Bothell/Mill Creek"
o  At the end of the exit, turn right
o  Turn right at the first stoplight (Canyon Park Blvd. SE)
o Follow this road to the second stop sign where the road comes to a "T". (This is 26th Ave. SE; however, there is no street sign at this corner.)
o Turn left at the "T" and follow the winding driveway up the hill. SeaMED will be right in front of you.